UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Today, Apollo Education Group, Inc. (the “Company”) announced that a qui tam complaint filed by a private relator under the Federal False Claims Act has been unsealed. The lawsuit, captioned United States of America ex rel. Arthur Green v. University of Phoenix, et al, Case Number 1:14 CV 1654, was previously filed under seal in the U.S. District Court for the Northern District of Ohio. It was unsealed by order of the District Court dated March 3, 2016 after the U.S. Department of Justice notified the District Court on March 2, 2016 of its decision not to intervene in the case.

The relator’s complaint alleges, among other things, that since at least July 2008, University of Phoenix has violated the Federal False Claims Act by falsely certifying to the U.S. Department of Education that the University was in compliance with various regulations under the U.S. Higher Education Act relating to preparation of student financial aid forms and other matters, including in connection with employee participation in student financial aid programs. The relator seeks unspecified damages on behalf of the U.S.

The Company is evaluating the complaint and expects to be served by the relator in due course.

Apollo Education Group, Inc.

March 7, 2016	By:	/s/ Gregory J. Iverson
Name: Gregory J. Iverson
Title: Chief Financial Officer